UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2010

NF ENERGY SAVING
CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 - Jia Bei Si Dong Road, Tie Xi Qu
Shenyang, P.R. China	110021
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 2560-9750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation of ByLaws; Change in Fiscal Year

On January 8, 2010, the Board of Directors of NF Energy Saving Corporation (the “Company”) amended Article V, Section 1 of the Company’s Bylaws regarding stock certificates.  The Bylaws previously required that each stockholder was entitled to a certificate, signed by certain officers of the Company, certifying the number of shares owned by such stockholder. The amendment to Article V, Section 1 provides that each stockholder is entitled to a certificate, signed by certain officers of the Company, certifying the number of shares owned by such stockholder, unless the Board of Directors provides by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. A copy of the text of the amendment is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	Amendment to By-laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION
Date: January 11, 2010	By:	/s/ Gang Li
Gang Li,
President and Chief Executive Officer